Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

for

Offer to Exchange All Outstanding

8 3/8% Senior Subordinated Notes due 2013

for

8 3/8% Senior Subordinated Notes due 2013

of

Bombardier Recreational Products Inc.

Pursuant to the Prospectus dated                         , 2004

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

AT 5:00 P.M., NEW YORK CITY TIME, ON                         , 2004

(THE “EXPIRATION DATE”) UNLESS EXTENDED.

Registered holders of outstanding 8 3/8% Senior Subordinated Notes due 2013 (the “Outstanding Notes”) who wish to tender their Outstanding Notes in exchange for a like principal amount of new 8 3/8% Senior Subordinated Notes due 2013 (the “Exchange Notes”) and whose Outstanding Notes are not immediately available or who cannot deliver their Outstanding Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to U.S. Bank National Association (the “Exchange Agent”) prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Exchange Agent. See “The Exchange Offer—Procedures for Tendering” in the Prospectus.

The Exchange Agent is:

U.S. BANK NATIONAL ASSOCIATION

For Delivery by Registered or Certified Mail; Hand or Overnight Delivery:

U.S. Bank National Association

60 Livingston Avenue

St. Paul, Minnesota 55107

Attn: Specialized Finance

Fax: (651) 495-8158

For Information or Confirmation by Telephone:

(800) 934-6802

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery. The method of delivery of all documents, including certificates, is at the risk of the holder. If delivery is by mail, registered mail with return receipt requested, properly insured is recommended. The instructions accompanying the Letter of Transmittal should be read carefully before completing this Notice of Guaranteed Delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Guarantor Institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

The undersigned hereby tenders the principal amount of Outstanding Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus dated                 , 2004 of Bombardier Recreational Products Inc. (the “Prospectus”), receipt of which is hereby acknowledged.

The undersigned understands that no withdrawal of a tender of Outstanding Notes may be made on or after the Expiration Date. The undersigned understands that for a withdrawal of a tender of Outstanding Notes to be effective, a written notice of withdrawal that complies with the requirements of the Exchange Offer must be timely received by the Exchange Agent at one of its addresses specified on the cover of this Notice of Guaranteed Delivery prior to the Expiration Date.

The undersigned understands that the exchange of Outstanding Notes for Exchange Notes pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (1) such Outstanding Notes (or book-entry confirmation of the transfer of such Outstanding Notes) into the Exchange Agent’s account at The Depository Trust Company (“DTC”) and (2) a Letter of Transmittal (or facsimile thereof) with respect to such Outstanding Notes, properly completed and duly executed, with any required signature guarantees, this Notice of Guaranteed Delivery and any other documents required by the Letter of Transmittal or, in lieu thereof, a message from DTC stating that the tendering holder has expressly acknowledged receipt of, and agreement to be bound by and held accountable under, the Letter of Transmittal.

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding on the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

DESCRIPTION OF OUTSTANDING NOTES TENDERED
Name of Tendering Holder	Name and address of registered holder as it appears on the Outstanding Notes (Please Print)	Certificate Number(s) of Outstanding Notes Tendered (or Account Number at Book-Entry Facility)	Principal Amount of Outstanding Notes Tendered

SIGN HERE

Name of Registered or Acting Holder:

Signature(s):

Name(s) (please print):

Address:

Telephone Number:

Date:

If Outstanding Notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number:

Date:

THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent its address set forth on the reverse hereof, the certificates representing the Outstanding Notes (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at the book-entry transfer facility), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within five business days after the Expiration Date (as defined in the Letter of Transmittal).

Name of Firm:
(Authorized Signature)

Address:	Title:

Name:
(Zip Code)	(Please type or print)

Area Code and Telephone No.:	Date:

NOTE:	DO NOT SEND OUTSTANDING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OUTSTANDING NOTES SHOULD BE SENT TO THE DEPOSITORY TOGETHER WITH YOUR LETTER OF TRANSMITTAL.

The institution that completes the Notice of Guaranteed Delivery (a) must deliver the same to the Exchange Agent at its address set forth above by hand, or transmit the same by facsimile or mail, on or prior to the Expiration Date, and (b) must deliver the certificates representing any Outstanding Notes (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at DTC), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or a message from DTC stating that the tendering holder has expressly acknowledged receipt of, and agreement to be bound by and held accountable under, the Letter of Transmittal in lieu thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.